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                                                                 Exhibit 23(A)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Goodrich Corporation of our report dated February 4, 2003, included in the 2002 Annual Report to Shareholders of Goodrich Corporation.

We also consent to the incorporation by reference of our report dated
February 4, 2003, with respect to the consolidated financial statements incorporated herein by reference, in the following Registration Statements and in the related Prospectuses:


Registration
  Number         Description of Registration Statement        Filing Date
------------     -------------------------------------        -----------

  33-20421       The B.F.Goodrich Company Key Employees'      March 1, 1988
                 Stock Option Plan - Form S-8

  2-88940        The B.F.Goodrich Company Retirement Plus     April 28, 1989
                 Savings Plan - Post-Effective Amendment
                 No. 2 to Form S-8

  33-49052       The B.F.Goodrich Company Key Employees'      June 26, 1992
                 Stock Option Plan - Form S-8

  33-59580       The B.F.Goodrich Company Retirement          March 15, 1993
                 Plus Savings Plan for Wage Employees
                 - Form S-8

  333-03293      The B.F.Goodrich Company Stock Option        May 8, 1996
                 Plan - Form S-8

  333-19697      The B.F.Goodrich Company Savings Benefit     January 13, 1997
                 Restoration Plan - Form S-8

  333-53877      Pretax Savings Plan for the Salaried         May 29, 1998
                 Employees of Rohr, Inc. (Restated 1994)
                 and Rohr, Inc. Savings Plan for Employees
                 Covered by Collective Bargaining Agreements
                 (Restated 1994) - Form S-8

  333-53879      Directors' Deferred Compensation Plan -      May 29, 1998
                 Form S-8

  333-53881      Rohr, Inc. 1982 Stock Option Plan,           May 29, 1998
                 Rohr, Inc. 1989 Stock Incentive Plan and
                 Rohr, Inc. 1995 Stock Incentive Plan -
                 Form S-8

  333-76297      Coltec Industries Inc. 1992 Stock Option     April 14, 1999
                 Plan
                 Coltec Industries Inc. 1994 Stock Option
                 Plan for Outside Directors - Form S-8

  333-77023      The B.F.Goodrich Company Stock Option        April 26, 1999
                 Plan - Form S-8

  333-60210      The B.F. Goodrich Company Stock Option       May 4, 2001
                 Plan - Form S-8

  333-60208      The B.F. Goodrich Company Employee Stock     May 4, 2001
                 Purchase Plan - Form S-8

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  333-98165      Shelf Registration for Debt Securities,      August 15, 2002
                 Series Preferred Stock, Common Stock,
                 Stock Purchase Contracts and Stock
                 Purchase Units - Form S-3



                                                      /s/ Ernst & Young LLP



Charlotte, North Carolina
February 19, 2003